Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of June 30, 2017 (this “Agreement”), is by and among OceanFirst Financial Corp., a Delaware corporation (“Parent”), and each of the undersigned shareholders (collectively, the “Shareholders” and each, a “Shareholder”) of the Company (as defined below). Capitalized terms used herein and not defined shall have the meanings specified in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Sun Bancorp, Inc., a New Jersey corporation (the “Company”), Parent and Mercury Merger Sub Corp., a New Jersey corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, (i) Merger Sub will merge with and into the Company (the “First-Step Merger”), with the Company surviving as a wholly-owned Subsidiary of Parent, (ii) immediately thereafter, the Company, as the surviving corporation in the First-Step Merger, will merge with and into Parent (the “Second-Step Merger” and, together with the First-Step Merger, the “Integrated Mergers”), with Parent being the surviving corporation in the Second-Step Merger and (iii) at the Effective Time the shares of common stock, par value $5.00 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares of Company Common Stock held by the Company or Parent) will, without any further action on the part of the holder thereof, be automatically converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of, has the sole right to dispose of, and has the sole right to vote the number of shares of Company Common Stock set forth below such Shareholder’s signature on the signature page hereto (such Company Common Stock, together with any other capital stock of the Company acquired by any Shareholder after the execution of this Agreement, whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise, and any other securities issued by the Company that are entitled to vote on the approval the Merger Agreement held or acquired by any Shareholder (whether acquired heretofore or hereafter), being collectively referred to herein as the “Shares”; provided, however, that shares of Company Common Stock held by The Brown Foundation shall not be considered Shares or beneficially owned by any Shareholder and shall not be subject to the terms of this Agreement);

WHEREAS, receiving the Requisite Company Vote is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as an inducement to Parent to enter into the Merger Agreement and incur the obligations therein, Parent has required that the Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Agreement to Vote; Restrictions on Voting and Transfers.

(a) Agreement to Vote the Shares. Each Shareholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, each Shareholder will (i) appear at such meeting or otherwise cause all of such Shareholder’s Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted all of such Shares, (A) in favor of the approval of the Merger Agreement, the First-Step Merger and the other transactions contemplated by the Merger Agreement, (B) against any Acquisition Proposal, without regard to any recommendation to the shareholders of the Company by the Board of Directors of the Company concerning such Acquisition Proposal, and without regard to the terms of such Acquisition Proposal, or other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (C) against any agreement, amendment of any agreement or organizational document (including the Company Certificate and the Company Bylaws), or any other action that is intended or would reasonably be expected to prevent, impede, or interfere with, delay, postpone or discourage the transactions contemplated by the Merger Agreement and (D) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement.

(b) Restrictions on Transfers. Each Shareholder hereby agrees that, from the date hereof until the earlier of the receipt of the Requisite Company Vote or the Expiration Time, such Shareholder shall not, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of any Shares, or enter into any agreement, arrangement or understanding to take any of the foregoing actions (each, a “Transfer”) other than a Transfer for bona fide estate planning purposes to such Shareholder’s affiliates (as defined in the Merger Agreement) or immediate family members (together, “Transferees”); provided that as a condition to such Transfer, such Transferee shall be required to execute a joinder to this Agreement; provided, further, that such Shareholder shall remain jointly and severally liable for the breaches by any of such Transferee of the terms hereof. Any Transfer in violation of this Section shall be null and void. Each Shareholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares owned by such Shareholder and that this Agreement places limits on the Transfer of such Shareholder’s Shares.

(c) Transfer of Voting Rights. Each Shareholder hereby agrees that such Shareholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of such Shareholder under this Agreement with respect to any of the Shares owned by such Shareholder.

(d) Acquired Shares. Any Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by any Shareholder or any of their respective controlled affiliates (which, for the avoidance of doubt, shall not include other family members other than such Shareholder’s spouse and children sharing the same household), including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of the Company, if any, after the execution hereof (in each case, a “Share Acquisition”) shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof. If any controlled affiliate (which, for the avoidance of doubt, shall not include other family members other than such Shareholder’s spouse and children sharing the same household) of any Shareholder acquires Shares by way of a Share Acquisition, such controlling Shareholder will cause such controlled affiliate to comply with the terms of this Agreement applicable to a “Shareholder” of the Company.

(e) No Inconsistent Agreements. Each Shareholder hereby agrees that such Shareholder shall not enter into any agreement, contract or understanding with any person prior to the termination of this Agreement in accordance with its terms, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of such Shareholder’s Shares in any manner which is inconsistent with this Agreement.

Section 2. Non-Solicit. Each Shareholder shall not, and shall use their respective reasonable best efforts to cause their respective controlled affiliates (which, for the avoidance of doubt, shall not include other family members other than such Shareholder’s spouse and children sharing the same household) and each of their respective officers, directors, members, partners, employees and other Representatives not to, directly or indirectly, (a) solicit, initiate, encourage (including by providing information or assistance) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (b) provide or cause to be provided any non-public information or data relating to the Company in connection with, or have any discussions with, any person relating to or in connection with an actual or proposed Acquisition Proposal (except to disclose the existence of the provisions of this Section), (c) engage in any discussions or negotiations concerning an Acquisition Proposal (provided that each Shareholder may refer any such person to the provisions of this Section) or otherwise take any action to encourage or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (d) approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept, any Acquisition Proposal, (e) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any person in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Integrated Mergers in accordance with the terms of the Merger Agreement, (f) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to an Acquisition Proposal, (g) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes, or intends to take, any action in support of an Acquisition Proposal or (h) approve, endorse or recommend, agree to or accept, or propose to approve, endorse, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, investment agreement, acquisition agreement, option agreement or other similar agreement related to any Acquisition Proposal.

Section 3. Representations, Warranties and Support Covenants of the Shareholders.

(a) Representations and Warranties. Each Shareholder represents and warrants to Parent as follows:

(i) Power and Authority; Consents. For any Shareholder that is not an individual, such Shareholder is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to enter into and perform its obligations under this Agreement. For each Shareholder that is an individual, such Shareholder has the capacity to execute and deliver this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby.

(ii) Due Authorization. This Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder.

(iii) Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(iv) Non-Contravention. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such Shareholder is a party or by which such Shareholder or its property or assets is bound, or any statute, rule or regulation to which such Shareholder or its property or assets is subject or, in the case of any Shareholder that is not an individual, any charter, bylaw, partnership agreement, limited liability company agreement or other organizational document of such Shareholder. Except for this Agreement and the Securities Purchase Agreement, no Shareholder is, and no controlled affiliate (which, for the avoidance of doubt, shall not include other family members other than such Shareholder’s spouse and children sharing the same household) of any Shareholder is, a party to any voting agreement, voting trust or any other contract with respect to the voting, transfer or ownership of any Shares. No Shareholder has appointed or granted a proxy or power of attorney to any person with respect to any Shares.

(v) Ownership of Shares. Except for restrictions in favor of Parent pursuant to this Agreement and transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various States of the United States, each Shareholder owns, beneficially and of record, all of the Shares free and clear of any proxy, voting restriction, adverse claim, security interest, or other lien, and has sole voting power and sole power of disposition with respect to such Shares with no restrictions on any Shareholder’s rights of voting or disposition pertaining thereto, and no person other than the Shareholders have any right to direct or approve the voting or disposition of any of such Shareholder’s Shares. As of the date hereof, the number of the Shares beneficially owned by such Shareholder is set forth below such Shareholder’s signature on the signature page hereto. Each Shareholder has possession of an outstanding certificate or outstanding certificates representing all of such Shareholder’s Shares (other than Shares held in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(vi) Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against any Shareholder or, to the knowledge of such Shareholder, any other person or, to the knowledge of such Shareholder, threatened against such Shareholder or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(vii) Securities Purchase Agreement. No Shareholder has any outstanding claims against the Company, and no Shareholder is aware of any claims that any Shareholder may have against the Company, in each case, arising out of, relating to or in connection with the Securities Purchase Agreement, dated as of July 7, 2010, as amended on July 30, 2010 (the “Securities Purchase Agreement”), between the Company and the Shareholders, or any other contract to which any Shareholder is a party.

(viii) Reliance. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein.

(b) Support Covenants. From the date hereof until the Expiration Time:

(i) Each Shareholder agrees not to take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, or, in any material respect, delaying, interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement.

(ii) Each Shareholder hereby agrees to promptly notify Parent of the number of Shares, if any, acquired in any Share Acquisition by such Shareholder after the execution hereof.

(iii) Each Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by applicable Law and any periodic report or proxy statement filed in connection with the transactions contemplated by the Merger Agreement such Shareholder’s identity and ownership of the Shares and the nature of such Shareholder’s obligation under this Agreement.

Section 4. Termination of Securities Purchase Agreement. Each Shareholder agrees that, effective as of the Effective Time, the Securities Purchase Agreement will automatically be terminated without any liability or obligation being imposed on Parent or any of its Subsidiaries (including the Subsidiaries of the Surviving Corporation). From the date hereof through the date on which the Securities Purchase Agreement is terminated, without the prior written consent of Parent, no Shareholder shall exercise any of its rights under Section 4.6 of the Securities Purchase Agreement. In furtherance of the foregoing, effective as of the Effective Time, each Shareholder for itself and on behalf of its respective controlled affiliates (which, for the avoidance of doubt, shall not include other family members other than such Shareholder’s spouse and children sharing the same household) and each of its and their respective successors and assigns hereby irrevocably, knowingly and voluntarily releases, discharges and forever waives and relinquishes all claims, demands, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any such person has, may have or might have or may assert now or in the future, against the Company or any of its Subsidiaries and their respective successors (including Parent), assigns, officers and directors, arising out of, based upon or resulting from the Securities Purchase Agreement, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Effective Time. Each such releasing party shall, and shall cause each of its controlled affiliates (which, for the avoidance of doubt, shall not include other family members other than such Shareholder’s spouse and children sharing the same household) to, refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting or maintaining, or causing to be commenced, instituted or maintained any legal or arbitral proceeding of any kind against the Company or any of its Subsidiaries and their respective successors (including Parent), assigns, officers and directors based upon any matter released pursuant to this Section 4.

Section 5. Intentionally Omitted.

Section 6. Further Assurances. From time to time, at the request of Parent and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 7. Termination. This Agreement will terminate upon the earlier of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided that this Section 7 and Section 8 shall survive the Expiration Time indefinitely; provided, further that no such termination or expiration shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

Section 8. Miscellaneous.

(a) Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or emailed (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) If to Parent, to:

OceanFirst Financial Corp.

975 Hooper Avenue

Toms River, New Jersey 08753

Attention: Christopher D. Maher

Facsimile: (732) 349-5070

Email: cmaher@oceanfirst.com

(ii) with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: David Ingles

Facsimile: (917) 777-2697

Email: David.Ingles@skadden.com

(iii) If to any Shareholder, to the address of such Shareholder set forth below such Shareholder’s signature on the signature pages hereto.

(c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

(d) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except Parent may, without the consent of any other party hereto, assign any of its rights and delegate any of its obligations under this Agreement to any affiliate of Parent. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(e) Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, no Shareholder shall be required pursuant to this Agreement to cause any person who is a party to (or whose actions are otherwise subject to) a separate voting and support agreement with Parent to take or refrain from taking action, or otherwise be liable for the actions or omissions of any such other person.

(f) No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(h) Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(i) Specific Performance; Remedies Cumulative. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed by any Shareholder in accordance with the terms hereof and, accordingly, that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity. Each Shareholder hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

(j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(k) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(l) Submission to Jurisdiction. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 8(b).

(m) Waiver of Jury Trial. EACH PARTY HERETO INTENTIONALLY, KNOWINGLY AND VOLUNTARILY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(m).

(n) Drafting and Representation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(o) Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

(p) Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

OCEANFIRST FINANCIAL CORP.

By:
Name:
Title:

SHAREHOLDER:

By:
Name:
Title:

Number of shares of Company Common Stock:

Address: